Exhibit 9.2

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), is made as of January 22, 2007, by and among the stockholders of SunFuels, Inc., a Colorado corporation (“SunFuels”) party hereto (each a “Stockholder”).

RECITALS

WHEREAS, M-Wave, Inc., a Delaware corporation (“MWAV”) and SunFuels are presently negotiating a Merger Agreement in the form attached hereto as Exhibit A (“Merger Agreement”), by and among MWAV, Ocean Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of MWAV (“Merger Sub”), SunFuels and Blue Sun Biodiesel LLC, a Colorado limited liability company and subsidiary of SunFuels (“Blue Sun”);

WHEREAS, on the terms and subject to the conditions of the Merger Agreement, (i) upon the consummation of the Company Merger (as defined in the Merger Agreement), Merger Sub will be merged with and into SunFuels, with SunFuels as the surviving corporation, and the separate existence of Merger Sub will cease, and (ii) upon the completion of the Blue Sun Merger (as defined in the Merger Agreement), Blue Sun will be merged with and into SunFuels, with SunFuels as the surviving corporation, and the separate existence of Blue Sun will cease (collectively, the “Mergers”);

WHEREAS, as of the date hereof, each Stockholder, owns the equity securities of SunFuels (the “Securities”) set forth on the Stockholder’s signature page hereto; and

WHEREAS, each Stockholder is entering into this Agreement to vote its Securities in favor of the Company Merger and the Merger Agreement, in order to induce each other Stockholder to vote in favor of the Company Merger and the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

ARTICLE I

AGREEMENT TO VOTE SHARES

Section 1.1 Agreement to Vote.

(a) Each Stockholder hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of SunFuels, however called, and in any action by consent of the stockholders of SunFuels, each Stockholder will vote or cause to be voted in favor of the Company Merger and the Merger Agreement: (i) all Securities owned legally or beneficially by the Stockholder and (ii) any and all Securities acquired by the Stockholder, legally or beneficially, on or after the date hereof, in each case, to the extent not so voted by the person(s) appointed under the Proxy (as defined below).

(b) Each Stockholder acknowledges that (i) the Stockholder has reviewed and understands the Merger Agreement and the transactions contemplated thereby, (ii) the Stockholder is sophisticated in financial matters and is able to evaluate the risks and benefits of the transactions contemplated by the Merger Agreement, (iii) the Stockholder has carefully considered and has, to the extent the Stockholder believes such discussion necessary, discussed the Mergers with the Stockholder’s professional legal, tax and financial advisers, (iv) SunFuels has made available to the Stockholder the opportunity to ask questions of, and receive answers from, SunFuels concerning the terms and conditions of the Mergers, and to obtain any additional information which SunFuels had in its possession or was able to acquire without unreasonable effort or expense and (v) the Stockholder has reviewed the SunFuels Confidential Private Placement Memorandum dated October 6, 2006 and the Supplement thereto dated January     , 2007.

Section 1.2 Irrevocable Proxy. Concurrently with the execution of this Agreement, each Stockholder agrees to execute and deliver to the proxyholders named therein, and to use his best efforts to cause holders of record of shares beneficially owned by the Stockholder to execute and deliver to the proxyholders named therein, a proxy in the form attached hereto as Exhibit B (the “Proxy”), which shall be irrevocable to the fullest extent permissible by applicable law, with respect to the Securities.

Section 1.3 Adjustment Upon Changes In Capitalization. In the event of any change in the Securities, by reason of any stock dividends, splits, mergers, recapitalizations or other changes in the corporate or capital structure of the Company, the number and kind of Securities subject to this Agreement shall be appropriately adjusted.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

OF STOCKHOLDER

Each Stockholder hereby represents and warrants to the Company as follows:

Section 2.1 Title to Equity Securities. As of the date hereof, the Stockholder is the record and beneficial owner of the number of Securities set forth on the Stockholder’s signature page hereto. Such Securities, are and will be on the Effective Date (as defined in the Merger Agreement) owned free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever other than pursuant to this Agreement and the Proxy, except as disclosed to MWAV prior to the execution and delivery of this Agreement in writing. The Stockholder has not appointed or granted any proxy, which appointment or grant is still in effect, with respect to such Securities other than the Proxy.

Section 2.2 Authority Relative to This Agreement. The Stockholder has all requisite power and authority to execute and deliver this Agreement and the Proxy, to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Proxy by the Stockholder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all proceedings on the part of the Stockholder necessary to authorize this Agreement and the Proxy or to consummate such transactions. This Agreement and the Proxy have each been duly and validly executed and delivered by the Stockholder and each constitutes a legal, valid and binding obligation of the Stockholder, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 2.3 No Conflict.

(a) Neither the execution and delivery of this Agreement or the Proxy nor the consummation by the Stockholder of the transactions contemplated hereby or thereby will (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which its Securities are bound or affected or (ii) conflict with, or constitute a violation of, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of its Securities, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or its Securities are bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay the performance by the Stockholder of its obligations under this Agreement.

(b) The execution and delivery of this Agreement and the Proxy by the Stockholder does not, and the performance of this Agreement and the Proxy by the Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not prevent or delay the performance by the Stockholder of its obligations under this Agreement or the Proxy.

ARTICLE III

COVENANTS OF THE STOCKHOLDERS

Section 3.1 No Inconsistent Agreements. Each Stockholder covenants and agrees that, except as contemplated by this Agreement and the Proxy, the Stockholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to its Securities that is inconsistent with this Agreement or the Proxy.

Section 3.2 Transfer Of Title. Each Stockholder covenants and agrees that, so long as this Agreement is in effect, the Stockholder will not transfer record or beneficial ownership of any of its Securities unless the transferee executes a binding counterpart of this Agreement and a Proxy in the form of Exhibit B.

ARTICLE IV

TERMINATION

Section 4.1 Termination. This Agreement shall terminate automatically upon the earliest of (a) the date on which SunFuels obtains stockholder approval of the Company Merger and the Merger Agreement in accordance with the Colorado Corporations and Associations Act, (b) the date on which MWAV notifies the Stockholders in writing that it has abandoned the Mergers for any reason other than as the result of a breach of this Agreement by a Stockholder, or (c) the date of termination of the Merger Agreement under Sections 11.1(a), 11.1(b) or 11.1(e) thereof.

Section 4.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 4.1 hereof, this Agreement shall forthwith become void and have no effect, without liability on the part of any party hereto or its trustees, partners, beneficiaries, directors, officers, stockholders or affiliates.

ARTICLE V

MISCELLANEOUS

Section 5.1 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to a Stockholder:	At such address as is set forth on its signature page hereto.

With a copies to:	M-Wave, Inc. 11533 Franklin Avenue Franklin Park, IL 60131 Attention: Joseph A. Turek, President Telephone No.: (630) 652-5550 Facsimile No.: (630) 390-2275

Sidley Austin LLP 555 W. Fifth Street, Suite 4000 Los Angeles, California 90013 Attention: Stephen D. Blevit, Esq. Telephone Number: (213) 896-6029 Facsimile Number: (213) 896-6600

Any party from time to time may change its address for the purposes of notices hereunder by giving written notice to the other parties hereto of such new address.

Section 5.2 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and replaces and supersedes all prior agreements or understandings, both written and oral, between the parties hereto, relating to the voting of the Stockholders’ Securities with respect to the Company Merger and the Merger Agreement.

Section 5.3 Stockholder Capacity. Each Stockholder signs solely in its capacity as the record holder and beneficial owner of the Securities set forth on its signature page hereto.

Section 5.4 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court of the United States located in Sussex County in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto: (a) consents to submit such party to the personal jurisdiction of any state or federal court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby; (b) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a state or federal court sitting in Sussex County in the State of Delaware; and (d) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

Section 5.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and shall not in any way be affected or impaired thereby so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party.

Section 5.6 Amendment; Waiver. This Agreement may be amended only by a written instrument signed by all of the parties hereto. No waiver of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing and signed by all of the parties hereto, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

Section 5.7 Assignment. Except as required by operation of law, this Agreement shall not be assignable by the parties hereto without the prior written consent of the other party. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 5.8 Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware.

Section 5.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 5.10 Facsimile Signatures. Any signature page delivered pursuant to this Agreement via facsimile shall be binding to the same extent as an original signature. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has executed this Voting Agreement, effective as of the date first written above.

INDIVIDUAL:

(Print or Type Name of Individual)

(Signature of Individual)

ENTITY:

(Print or Type Name of Entity)

By:
(Signature of Authorized Signatory)

Name:
(Print or Type Name of Authorized Signatory)

Title:
(Print or Type Title of Authorized Signatory)

ADDRESS FOR NOTICES:

Fax No.:

EQUITY SECURITIES OF SUNFUELS	shares of Common Stock
OWNED BY STOCKHOLDER:
shares of Series A Preferred Stock

Signature Page to Voting Agreement

Monarch Pointe Fund Ltd.		Asset Managers International Limited

By:	M.A.G. CAPITAL, LLC
Its:	General Partner	By:
Carolyn D. Hiron
Director
By:
	Harry Aharonian	Shares of Series A Preferred Stock: 185,185
Portfolio Administrator

By:
Todd Bomberg
Chief Investment Officer

Shares of Series A Preferred Stock: 564,815

Signature Page to Voting Agreement

EXHIBIT A

MERGER AGREEMENT

EXHIBIT A

EXHIBIT B

IRREVOCABLE PROXY

EXHIBIT B

IRREVOCABLE PROXY

January 22, 2006

The undersigned stockholder of SunFuels, Inc, a Colorado corporation (“SunFuels”), hereby irrevocably (to the fullest extent permitted by law) appoints Jeff Probst, Justin Bzdek, Sean Lafferty and the members of the Board of Directors of M-Wave, Inc., and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and consent rights (to the full extent that the undersigned is entitled to do so) with respect to all of the issued and outstanding shares of capital stock of SunFuels (including all shares of SunFuels Common Stock) that now are or hereafter may be owned of record by the undersigned (collectively, the “Securities”) in accordance with the terms of this Irrevocable Proxy. The Securities owned of record by the undersigned stockholder of SunFuels as of the date of this Proxy are listed on the final page of this Irrevocable Proxy. Upon the execution of this Irrevocable Proxy by the undersigned, any and all prior proxies given by the undersigned with respect to any Securities are hereby revoked and the undersigned hereby agrees not to grant any subsequent proxies with respect to the Securities until the date of the termination of the Voting Agreement (as defined below) in accordance with Section 4.1 thereof (the “Expiration Date”)

This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among the undersigned stockholder and other stockholders of SunFuels (the “Voting Agreement”), and is granted in consideration of the agreements of the other Stockholders party to the Voting Agreement.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Securities, and to exercise all voting and consent rights of the undersigned with respect to the Securities (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of SunFuels and in every written consent in lieu of such meeting in favor of approval of the Company Merger and the adoption and approval of the Merger Agreement.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

This Irrevocable Proxy is irrevocable (to the fullest extent permitted by law). This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy, effective as of the date first written above.

INDIVIDUAL:

(Print or Type Name of Individual)

(Signature of Individual)

ENTITY:

(Print or Type Name of Entity)

By:
(Signature of Authorized Signatory)

Name:
(Print or Type Name of Authorized Signatory)

Title:
(Print or Type Title of Authorized Signatory)

ADDRESS FOR NOTICES:

Fax No.:

EQUITY SECURITIES OF SUNFUELS	shares of Common Stock
OWNED BY STOCKHOLDER:
shares of Series A Preferred Stock

Signature Page to Irrevocable Proxy

Monarch Pointe Fund Ltd.		Asset Managers International Limited

By:	M.A.G. CAPITAL, LLC
Its:	General Partner	By:
Carolyn D. Hiron
Director
By:
	Harry Aharonian	Shares of Series A Preferred Stock: 185,185
Portfolio Administrator

By:
Todd Bomberg
Chief Investment Officer

Shares of Series A Preferred Stock: 564,815

Signature Page to Irrevocable Proxy